FORM 8-A

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

AND

LISTING OF SUCH SECURITIES ON THE

NEW YORK STOCK EXCHANGE, INC.

J. C. PENNEY CORPORATION, INC.

(Exact name of Registrant as specified in its charter)

Delaware	13-5583779
(State of Incorporation)	(I.R.S. employer identification no.)

Securities to be registered pursuant to Section 12(b)

of the Securities Exchange Act of 1934 (the “Act”)

Title of each class to be so registered	Name of exchange on which each class to be registered
8% Notes Due 2010	New York Stock Exchange

This form relates to the registration of a class of “debt securities”, as defined in Rule 3a12-11(c) under the Act, pursuant to Section 12(b) of the Act and is effective pursuant to General Instruction A.(c). The issuer of these securities is subject to and in compliance with the reporting requirements under Section 12 or Section 15(d) of the Act.

The offer and sale of these securities were registered with the Commission under the Securities Act of 1933.

Securities Act registration statement file numbers to which this form relates (for any registration statement that the issuer is filing concurrently with this form): 333-103147; 333-103147-01

All requisite approvals and authorizations have been received, and required supporting documents relating to this transaction have been filed with the New York Stock Exchange. Pursuant to the requirements of Section 12 of the Act, the registrant has duly caused the registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

In connection with the issuance of these securities, the issuer has received opinion(s) of counsel covering: the valid existence of the issuer; the due authorization of the debt securities subject to this application (the “Debt Securities”); the validity of the Debt Securities; the qualification of the indenture under the Trust Indenture Act of 1939, if applicable; and, the effectiveness of the securities under the Securities Act of 1933, or, if not registered, the reasons why not.

Registrant:	J. C. Penney Corporation, Inc.

Date:	February 25, 2003

By:	/s/ Michael P. Dastugue
Michael P. Dastugue Vice President & Treasurer

Listing Application to New York Stock Exchange, Inc. (637432- )

The New York Stock Exchange, Inc. hereby authorizes the above referenced Debt Securities of J. C. Penney Corporation, Inc., subject to official notice of issuance, and certifies to the Securities and Exchange Commission its approval for the listing and registration of such securities under the Act.

By:
Janice O’Neill Vice President Corporate Compliance

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